SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant      __x__

Filed by a party other than the Registrant ___

Check the appropriate box:

_____  Preliminary Proxy Statement

_____ Confidential for Use of the Commmission Only (as permitted by Rule 14a-6(e)(2))


__x__  Definitive Proxy Statement


_____  Definitive Additional Materials


_____  Soliciting Material Pursuant to Rule 14a-11(c) or
       Rule 14a-12


                      COLONIAL GAS COMPANY
________________________________________________________________
        (Name of Registrant as Specified in Its Charter)



________________________________________________________________
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    __x__  No fee required.

                   [END OF SCHEDULE 14A]



                       COLONIAL GAS COMPANY
			 40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852
                       ______________

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

      You are hereby notified that the Annual Meeting of Stockholders of Colonial Gas Company (the "Company") will be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, in the Auditorium on the First Floor on Wednesday, April 16, 1997 at 10:00 a.m. Boston time for the following purposes:

   1. To elect four Class I Directors of the Company to serve for a term of three years.

   2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders entitled to notice of and to vote at the Annual
Meeting are holders of Common Stock of record at the close of business on February 28, 1997, as fixed by action of the Board of Directors.

    The Company's Proxy Statement is submitted herewith.

     It is sincerely hoped that you will attend the Annual Meeting. HOWEVER, YOU ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON. A self-addressed postage paid envelope is enclosed for this purpose. Your proxy is revocable by giving written notice to the Clerk or Transfer Agent of the Company and will not affect your right to vote in person in the event you attend the Annual Meeting.

                        By order of the Board of Directors,



			CAROL E. ELDEN, Clerk

March 10, 1997

    YOU ARE SINCERELY REQUESTED TO COOPERATE IN ASSURING A
QUORUM  BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY
AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE.  THANK YOU.

             [END OF NOTICE OF ANNUAL MEETING]

                       COLONIAL GAS COMPANY

                        40 MARKET STREET
                    LOWELL, MASSACHUSETTS 01852
                         ______________

                         PROXY STATEMENT
                         ______________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Colonial Gas Company (the "Company") for use at the Annual Meeting of the holders of its Common Stock, $3.33 par value per share, to be held on Wednesday, April 16, 1997 at the time and place set forth in the Notice of Annual Meeting of Stockholders and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to Stockholders is March 10, 1997.

    The Company's Board of Directors set February 28, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding 8,536,722 shares of Common Stock. Holders of record of Common Stock on such date are entitled to one vote per share at the Annual Meeting and any adjournment thereof. Abstentions and broker non-votes will be considered as shares present for purposes of determining the existence of a quorum.

     The costs of proxy solicitation shall be borne by the Company. Such costs will include a $4,500 fee to Morrow & Co., Inc., which has been retained to assist with proxy solicitations, as well as reimbursement for postage and clerical expenses to brokerage houses, custodians, nominees or other fiduciaries for forwarding documents to beneficial owners of Common Stock held in their names. In addition, Directors, officers and employees of the Company (none of whom will receive any extra compensation for their activities) may solicit proxies by telephone or in person, the expense of which is anticipated to be nominal.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder.
If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. The proxy may be revoked by the stockholder at any time prior to the voting thereof, by written notice of revocation to either the Clerk of the Company or Boston EquiServe, L.P., P.O. Box 1719, Boston, Massachusetts 02105-9905, or by attending and voting in person at the meeting.

    The principal executive offices of the Company are located at 40 Market Street, Lowell, Massachusetts 01852 (telephone number (508) 322-3000).

                     ELECTION OF DIRECTORS

     The Board of Directors consists of twelve Directors, divided into three equal-sized classes. Four Directors of Class I are to be elected at the Annual Meeting. Those individuals elected Class I Directors shall serve until the 2000 Annual Meeting or until a successor is duly elected and qualified.

     It is the intention of the persons named in the accompanying form of proxy to vote at the Annual Meeting for the election of the four nominees indicated in the following table. All the nominees are presently serving as Directors. If any nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as may be designated by the Board of Directors to replace such nominee.

     Directors will be elected by a plurality of the votes properly cast at the meeting. Votes withheld and broker non-votes will not be treated as votes cast for this purpose.

     The  names of the nominees for election as Class I
Directors and the names of the other Directors whose current terms continue after  the Annual Meeting are shown below,
together with  certain information relating to principal
occupation during the last five years and other business
experience.
                                                       Served as Director
                            Principal Occupation        of the Company
Name and Age              and Other Directorships     Continuously Since

Nominees

Directors of Class I to be elected for a term expiring in 2000:

Howard C. Homeyer (64) Director; Independent energy          	1989
                        consultant since June 1988;
                        previously, Senior Vice President
                        of Texas Eastern Corporation,
                        Houston, Texas from May 1985 until
			June 1988; President, Algonquin
			Energy Corporation from January
                        until September 1987; and President,
                        Texas Eastern Gas Pipeline Company
			from May 1985 until September 1987
			(each of said companies is in the
			natural gas transmission business).

Richard L. Hull (72)    Director; Consultant to and		1973
                        Director of Big Sandy Management
                        Company, Inc., coal lessors,
                        Manchester, Massachusetts;
                        previously, President of Big Sandy
                        Management Company, Inc.

Frederic L. Putnam, Jr. Director; Chairman of the Board of	1973
(72) *                  Directors and Senior Executive
                        Officer of the Company since
                        February 1995; previously, Chairman
			of the Board of Directors and Chief
			Executive Officer of the Company
			from April 1984.

Nickolas Stavropoulos   Director; Executive Vice President	1993
(39) *                  Finance, Marketing and Chief
                        Financial Officer of the Company
                        since February 1995; previously,
                        Vice President - Finance and
                        Chief Financial Officer of the
                        Company from August 1989.

Continuing Directors

Directors of Class II to continue in office until 1998:

John P. Harrington      Director;  Senior Vice President-	1993
(54) *                  Gas Supply and Assistant to the
                        President of the Company since
                        February 1995;  previously, Vice
			President -  Gas Supply of the
			Company from August 1989.

John F. Reilly, Jr.     Director; President, Chief 		1985
(64)                    Executive Officer and Director of
                        Fred C. Church, Inc., Lowell,
	                Massachusetts, a general insurance
			agency; Mr. Reilly is also a Director
			of Massachusetts Electric Company,
			a wholly-owned subsidiary of New
			England Electric
                        System.

Margaret M. Stapleton   Director;  Vice President of John	1983
(60)                    Hancock Mutual Life Insurance
                        Company, Boston, Massachusetts;
                        Miss Stapleton is also a Trustee
                        of Eastern Utilities Associates.

Charles  O. Swanson     Director;  Retired; previously,         1986
(65)                    President of the Company from July
                        1990 until April 1994.


Directors of Class III to continue in office until 1999:


Victor W. Baur (53)*    Director; President of Transgas         1993
                        Inc., the   Company's energy
                        trucking subsidiary, since July
                        1990.

Daniel H. LeVan, Jr.    Director; private investor.		1973
(72)

Frederic L. Putnam,III  Director;   President and Chief		1991
(51) *                  Executive Officer of the Company
                        since February 1995; previously,
                        President of the Company from May 1994;
                        Executive Vice President and General
                        Manager of the Company from April 1993
                        until May 1994; and before that, Vice
                        President and General Manager of the
                        Company.  He is Mr. Putnam,Jr.'s son.

Andrew B. Sides, Jr.    Director; Retired; previously,		1978
(71)                    Chairman and Treasurer until 1984
                        of Rhode Island Tool Company,
                        Inc., Providence, Rhode Island;
                        Mr. Sides is also a Director of
                        L.S. Starrett Company.


__________
*   Member of the Executive Committee of the Board of Directors.

Meetings of the Directors

     In 1996, the Directors held four Board meetings. Each of the Directors who served in 1996 attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served which were held during the time he or she served, except for Mr. LeVan who attended 71%.

Directors' Compensation

     Directors who are not salaried officers of the Company received an annual fee of $8,000 in 1996 payable quarterly, plus $500 for each Board of Directors' meeting attended and reimbursement of expenses incurred in connection with such attendance. Effective January 1, 1997, this annual fee and reimbursement amount became $9,000 and $600, respectively.

     Members of the Audit, Compensation and Nominating Committees of the Board of Directors received a fee of $500 in 1996 for each committee meeting attended and reimbursement of expenses incurred in connection with such attendance.

     The Company has a plan which allows the members of the Board of Directors to defer receipt of all or part of their fees for services as a Director, if the amount deferred is at least $1,000 per year. Interest is credited on the amount deferred. The plan provides for an election to receive the deferred fees in either one lump sum or in semi-annual installments over a period of up to 15 years. The amount deferred under this plan in 1996 was $26,200.

Committees of the Directors

     The Audit Committee of the Directors, which consists of Richard L. Hull (Chairman), Howard C. Homeyer, and Margaret M. Stapleton, held three meetings in 1996. The duties of this Committee encompass making recommendations on the selection of the Company's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by the Company as they relate to those prevailing in the utility industry; assessing the adequacy of the Company's interim and annual financial statements; reviewing the Company's internal controls; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of the Company; and reporting to the Directors from time to time.

     The Compensation Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Richard L. Hull, John F. Reilly, Jr., and Margaret M. Stapleton, met once in 1996. The duties of this Committee include studying and making recommendations to the Directors with respect to salaries and other benefits to be paid to the officers of the Company. The "Compensation Committee Report on Executive Compensation" is included in this Proxy Statement.

     The Nominating Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Howard C. Homeyer, Daniel H. LeVan, Jr., and Charles O. Swanson, held three meetings in 1996. The Nominating Committee will consider recommendations for Director nominations submitted timely by stockholders in writing to the Clerk of the Company. The Company's By-Laws contain provisions dealing with requirements for nomination of Directors by stockholders, including the time when such nominations may be made and the information required to be submitted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More Than 5% of Outstanding Securities

     The following table sets forth information as of December 31, 1996 with respect to any person or group known to the Company to be the beneficial owner of more than five percent of the Common Stock.

                                     Amount and Nature of
                                     Beneficial ownership

                         (A)            (B)            Percent
                     Sole Voting    Shared Voting    of Aggregate
Name and Address     and Invest-      and Invest-       Common
of Beneficial Owner  ment Power       ment Power        Stock

LaSalle National
Trust, N.A. (a)      635,521(b)           0             7.46%

Title of Class: Common
__________

      (a)   Information herein is based solely on a Schedule 13G
report   dated  February  13, 1997  as filed by LaSalle National
Trust, N.A with the Securities and Exchange Commission.

      (b) These shares are held by LaSalle as Trustee under the Company's Savings Plan pursuant to which participating employees direct how they wish to invest their individual accounts among the plan investments and how they wish to have voted the shares of the Company's Common Stock allocated to their accounts.

Management Ownership

     The following table sets forth (i) the number of shares of Common Stock beneficially owned as of December 31, 1996 by each of the Company's Directors, by each of the named executive officers listed in the Summary Compensation Table and by the Company's Directors and executive officers as a group, and (ii) the percentage which such shares bear to the total number of outstanding shares as of that date.

					Amount and
					Nature of
					Beneficial  	Percent
Name of Individual			Ownership of	of
or Number of 				Common Stock	Common
Persons in Group			(a)   		Stock

Frederic L. Putnam, Jr.
 Individually                           28,392(b)	 .333%
 By Corporation                        218,898(c)	2.570%
Frederic L. Putnam, III                  8,407(d)	 .099%
Victor W. Baur                           4,673(e)	 .055%
John P. Harrington                       3,125(f)	 .037%
Nickolas Stavropoulos                    5,460(f)	 .064%
Howard C. Homeyer                        1,993(g)	 .023%
Richard L. Hull                            558(g)	 .007%
Daniel H. LeVan, Jr.                   210,774(g)	2.474%
John F. Reilly, Jr.                      1,246(g)	 .015%
Andrew B. Sides, Jr.                    13,458(g)	 .158%
Margaret M. Stapleton                      407(g)	 .005%
Charles O. Swanson                       4,645(h)	 .055%
3  other executive officers  of  the     9,841		 .116%
Company
Directors and executive officers  of
the Company                            511,877		6.009%
 as a group (15 persons)
__________

     (a) Number of shares based on information furnished to the Company by its Directors and officers and by the Trustee of the Company's Savings Plan.

     (b) Consisting of 1,539 shares owned solely, 4,811 shares owned jointly with spouse, 1,500 shares owned of record by spouse over which Mr. Putnam, Jr. has or shares the power to direct voting or disposition, or both, and 20,542 shares held in trust for Mr. Putnam, Jr. under the Company's Savings Plan pursuant to which Mr. Putnam, Jr. has the power to direct the disposition and the voting of such shares.

     (c) These shares are held by F. L.  Putnam Securities
Company, Inc., of which Mr. Putnam, Jr. is a director and owner of approximately 16% of the voting common stock.
Brothers of Mr. Putnam, Jr. are the other directors and stockholders of that corporation. Mr. Putnam, Jr.
disclaims beneficial ownership of these shares.

     (d) Consisting of 8,395 shares held in trust for Mr.
Putnam, III under the Company's Savings Plan pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares and 12 shares held by Mr. Putnam, III as custodian for his minor child pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares.

     (e) Consisting of 92 shares owned jointly with spouse, over which Mr. Baur has or shares the power to direct voting or disposition, or both, and 4,581 shares held in trust for Mr. Baur under the Company's Savings Plan pursuant to which Mr. Baur has the power to direct the disposition and the voting of such shares.

     (f) These shares are held in trust for the named individual under the Company's Savings Plan pursuant to which the named individual has the power to direct the disposition and the voting of such shares.

     (g) Owner of record with sole voting and investment power.


     (h) Consisting of 2,305 shares owned jointly with spouse, over which Mr. Swanson has or shares the power to direct voting or disposition, or both, and 2,340 shares over which Mr. Swanson exercises sole voting and investment power.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On April 26, 1996, Mr. Swanson filed a Form 4 under Section 16(a) of the Securities Exchange Act of 1934 reporting ownership of 61 shares of Company Common Stock that he had rolled over from the Company's Savings Plan into IRA accounts following his retirement in 1994. Those 61 shares should have been reported in an earlier Form 4 filed by Mr. Swanson on October 5, 1994, but were inadvertently omitted because they had been placed in an IRA account separate from the other 8,619 shares that he had rolled over from the Savings Plan. Subsequent to the roll-overs, Mr. Swanson has sold a total of 6,430 of those shares and timely reported such sales under Section 16(a). The 61 shares were not included in the number of shares reported as beneficially owned by Mr.
Swanson in the Company's two previous Proxy Statements, nor did the previous Proxy Statement report 4,619 other shares held as December 31, 1995 in his IRA accounts.

                   EXECUTIVE COMPENSATION

     Shown below is the compensation paid by the Company and its wholly-owned subsidiary, Transgas Inc., during each of the years ending December 31, 1996, 1995 and 1994 for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the most recent fiscal year.

                 Summary Compensation Table

                           Annual Compensation      All Other
Name and Principal  Year    Salary     Bonus      Compensation(f)
     Position

F. L. Putnam Jr.,    1996   $139,169           -       $8,755
Chairman and         1995   $186,018           -        8,468
Senior Executive     1994   $186,018           -        5,871
Officer

F.L Putnam, III,     1996   $199,000     $5,000 (a)    $5,649
President and        1995   $191,360      3,000 (a)	4,850
Chief Executive      1994   $173,495         _ 		4,244
Officer, and
Director

Nickolas             1996   $185,600     $5,953 (d)    $3,106
Stavropoulos,        1995   $175,933      3,000 (a)	2,930
Executive Vice       1994   $156,637           -	2,787
President -
Finance, Marketing
and Chief
Financial Officer,
and Director

Victor W. Baur,      1996   $148,000     $19,000 (e)   $4,491
President of         1995   $139,622       2,710 (b)    4,320
Transgas Inc., and   1994   $135,555      15,000 (e)    3,931
Director

John P.              1996   $137,668     $5,000 (a)    $4,059
Harrington, Senior   1995   $129,875      8,144 (c)     4,027
Vice President -     1994   $128,589          -		3,751
Gas Supply and
Assistant to the
President, and
Director
__________

    (a) Represents a bonus in connection with the rate deferral incentive program as described in the "Compensation Committee
Report on Executive Compensation".

    (b) Represents a merit lump sum bonus in lieu of a merit percentage increase.

    (c) Represents a merit lump sum bonus in lieu of a merit percentage increase of $5,144 and a $3,000 bonus in connection with the rate deferral incentive program.

    (d) Represents a merit lump sum bonus in lieu of a merit percentage increase of $953 and a $5,000 bonus in connection with the rate deferral program.

    (e) Represents a special bonus based on the performance of Transgas Inc.

    (f) Includes (i) the Company's matching contribution to the account of the executive in the Company's Savings Plan (ranging from $2,798 to $4,500 in 1996) and (ii) Company-provided group term life insurance coverage in excess of the Internal Revenue Service Code's non-taxable amount of $50,000 (valued at from $753 to $4,838 in 1996).

      The following table sets forth the current estimated annual benefits payable upon retirement to participants in the Colonial Gas Company Retirement Plan (the "Retirement Plan") and Supplemental Executive Retirement Plan ("SERP") in specified compensation and years of service classifications, assuming (i) continued service until retirement at normal retirement age under the Retirement Plan, and (ii) retirement occurred in 1996 at age 65.

                      Pension Plan Table

  Average       ANNUAL BENEFITS (Based on Years of Service)
   Annual
Compensation     15        20         25         30        35

$100,000     $25,500   $34,000     $42,500    $47,500   $52,500
 125,000      33,000    44,000      55,000     61,250    67,500
 150,000      40,500    54,000      67,500     75,000    82,500
 175,000      48,000    64,000      80,000     88,750    97,500
 200,000      55,500    74,000      92,500    102,500   112,500
 225,000      63,000    84,000     105,000    116,250   127,500

      The Company maintains the Retirement Plan for non-union employees, including all officers, who have attained the age of 21 and who have completed one thousand hours of service in a year. The formula for determining annual benefits under the Retirement Plan's life annuity option for employees with at least 25 years of service is 50% of the employee's highest average annual earnings (salary and merit lump sum payment) received in any 60 consecutive months during the last 10 years prior to retirement plus an additional 1% of final average compensation for each year of service in excess of 25, less 50% of the primary social security benefit, as defined in the Retirement Plan. An employee with less than 25 years of service receives proportionately less according to the ratio of actual years of service to 25 years.

     Messrs. Putnam, Jr., Putnam, III and Stavropoulos participate in the SERP, which was adopted in 1994 and replaces all other supplemental retirement benefit plans and agreements. Under the SERP, participants will receive upon retirement an annual benefit equal to the benefit that would be paid from the Retirement Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual benefit paid from the Retirement Plan. The SERP also provides an annual accrual while a participant is actively employed equal to the amount of Company match that would have been credited to the participant under the Savings Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual Company match credited under the Savings Plan. In addition, the participant may defer under the SERP the amount of compensation that could not be deferred in the Savings Plan due to the qualified plan benefit and compensation restrictions. The annual accruals and deferrals are credited with interest each year and paid to the participant at retirement.

     As of January 1, 1997, the credited years of service under the Retirement Plan and, if applicable, the SERP were as follows: Mr. Putnam, Jr., 43 years; Mr. Putnam, III, 21 years; Mr. Stavropoulos, 17 years; Mr. Baur, 24 years; and Mr. Harrington, 30 years.

     Mr. Putnam, Jr.'s average annual compensation for the most recent 60 month period for purposes of determining his benefit under the Retirement Plan is considered to be $243,042. The difference between this amount and the amounts set forth in the Summary Compensation Table is attributable to salary which Mr. Putnam, Jr. was authorized to receive but did not accept. The average annual amount of salary he declined during that period was $71,794.


Change In Control Agreements

     The Company has entered into agreements with a number of its key employees, including each of the five executive officers named in the Summary Compensation Table, providing that in the event of termination of employment within a specified period following a Change in Control (as defined) of the Company (other than termination for cause, death, disability or retirement), or termination by the employee for Good
Reason (as defined) following a Change in Control, the employee will become entitled to certain severance payments, service credits under the Retirement Plan based on anticipated salary increases to the date of normal retirement if terminated after the executive is 55 years old, and certain other benefits. All the agreements continue in effect unless terminated by the Company before a Change in Control upon 90 days' prior notice. In the case of Mr.
Putnam, Jr., the agreement covers termination within a three year period following a Change in Control and the amount payable is equal to three years' salary. In the cases of Messrs. Putnam, III, Stavropoulos, Baur and Harrington, the applicable period is two years and the amount payable is equal to two years' salary. In all cases there is a limitation on total benefits so as to conform to the limitation on the deductibility of such termination benefits imposed by the Federal tax laws.

Performance Graph

     The graph below compares the cumulative total return, based on stock price appreciation and reinvested dividends, of Colonial Gas Company's Common Stock to the Standard & Poor's (S&P) 500 Stock Index and the S&P 40 Utilities Index for the years ended December 31, 1992 through 1996. These calculations assume $100 invested on January 1, 1992.

[ACTUAL GRAPH]
                        1991   1992   1993   1994   1995   1996

Colonial Gas Company    100    129    144    131    146    162
S&P 500 Stock Index     100    108    118    120    165    203
S&P 40 Utilities Index  100    108    124    114    161    167

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The duties of the Compensation Committee of the Board of Directors include evaluating and making recommendations to the Directors with respect to salaries and other benefits to be paid to the Company's officers, including its executive officers. The Compensation Committee met once in 1996.

     In its evaluation process, the Compensation
Committee works within the Company's Performance Planning and Incentive Compensation Program (the "Program") for determining salaries. The Program's components include salary ranges based on position descriptions, individual annual performance reviews and ranges of available merit increases.

     Under the Program, a position description has been established for all non-union positions at the Company, including executive officer positions. Salary ranges are assigned to each position using a point system which measures (i) the knowledge required to perform the job, (ii) the range of discretion inherent within the job, and (iii) the financial or other type of impact of the job on the Company's performance or accomplishments. The
Compensation Committee periodically reviews surveys of comparable positions at other utilities to review the Company's executive pay practices. The other utilities are not necessarily those included in the S&P 40 Utilities
Index included in the Performance Graph. In addition, information is also gathered from other outside sources and reviewed by the Compensation Committee to ensure the integrity of the Company's compensation program. The
Compensation Committee reviewed and approved the salary ranges utilized for the Company's executive officers in 1996.

     The Program also includes annual performance reviews for executive officers, other than the Chairman and Senior
Executive Officer (the "Chairman"). These performance reviews are conducted by the executive officer to whom the officer reports, which generally is the President and Chief
Executive Officer. In the case of the President, his performance is first evaluated by the Chairman who then reports to the Compensation Committee. The Chairman's performance is evaluated by the Compensation Committee.
Each executive officer's 1995 annual performance review was used as a factor in determining where within the applicable salary range the executive officer's compensation was set for 1996.

     As part of the Program, the Compensation
Committee also examines the total amount of funds available for non-union personnel, including executive officers. The amount of compensation increases to be made from these funds is based in part upon studies of comparable positions at utilities and other companies and, like the total amount available, is also based in part upon overall Company performance (adjusting that performance for uncontrollable events such as weather). In determining the total amount of funds available for compensation increases for 1996, the Compensation Committee considered such factors as: 3.5% customer growth and cost containment efforts which led to a 6.2% decrease in operations and maintenance expenses in 1995. Given the aforementioned studies and the Company's performance and accomplishments, the Compensation Committee recommended merit raises or bonuses for the Company's executive officers, including the merit raises and bonuses for the named executive officers as shown in the Summary
Compensation Table.

     In determining the President's salary, the Compensation Committee took into account the evaluation by the Chairman, as well as the Company's performance and accomplishments in 1995 as described in the preceding paragraph.

     As part of its ongoing evaluation of compensation for the Company's officers, the Compensation Committee periodically reviews its incentive programs. Effective in 1995, the Company established an incentive compensation program to reward individuals who have direct control over budgetary expenditures for each year that the Company is able to defer a rate increase. Messrs. Putnam, III, Stavropoulos and Harrington received
$5,000 each in 1996. Under the program, the bonuses for executive officers could range up to $10,000 per person per year depending upon the number of years a rate increase is deferred. In addition, from time to time, the Company awards one-time bonuses based on merit. A special year-end bonus of $19,000 was paid to Mr. Baur in 1996 in recognition of the extraordinary demands placed on Transgas
Inc. and its superior performance in 1996.

     The Company does not expect to have compensation exceeding the $1 million limitation for deductibility under Section 162(m) of the Internal Revenue Code.

                                By the Compensation Committee,
				Andrew B. Sides, Jr.(Chairman)
				Richard L. Hull
                                John F. Reilly, Jr.
                                Margaret M. Stapleton


                   STOCKHOLDER PROPOSALS

      Any stockholder proposals for the Company's 1998 annual meeting of stockholders must be received by the Company at its principal executive office by November 10, 1997 in order to be included in the proxy statement for that meeting. To be considered for inclusion the proposals also must comply with applicable statutes and regulations and the provisions of the by laws of the Company which include requirements relating to the time when proposals may be submitted and the information that must be provided.

                          OTHER MATTERS

      Management is aware of no other matters which are to be presented for action at the meeting. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy intend to vote said proxy in accordance with their best judgment.


                      INDEPENDENT AUDITORS

      Grant Thornton LLP are the independent certified public accountants for the Company. Representatives of Grant Thornton
LLP are expected to be available to make statements or respond to appropriate questions at the Annual Meeting.

                          By  Order  of  the  Board  of Directors,



			  CAROL E. ELDEN, Clerk


March 10, 1997

                       [END OF PROXY STATEMENT]


                            [PROXY CARD]

                          COLONIAL GAS COMPANY
                 THIS PROXY IS SOLICITED ON BEHALF OF THE
               DIRECTORS FOR THE APRIL 16, 1997 ANNUAL MEETING

     The undersigned stockholder of Colonial Gas Company (the "Company") hereby appoints Carol E. Elden and Dennis W. Carroll (each with power to act without the other and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 16, 1997 in the Auditorium on the First Floor of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. [Preceeding Sentence in Bold Type]

     The matters referred to on the reverse side are more fully described in the Notice of and Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged. THE
DIRECTORS RECOMMEND THAT YOU GRANT AUTHORITY FOR THE ELECTION
OF THE NOMINATED DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

      (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

               [END OF FACING PART OF PROXY CARD]


The Board of Directors recommends a vote "FOR" election of the nominees listed below.

1.     Election of Directors

Nominees:      H.C. Homeyer, R.L. Hull, F.L. Putnam Jr., Nickolas
               Stavropoulos



               FOR            WITHHELD
               ALL            FROM ALL
               NOMINEES       NOMINEES

               _______        _______


___________________________ For all nominees except as noted above

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

          MARK HERE                MARK HERE
          FOR ADDRESS              IF YOU PLAN
	  CHANGE AND		   TO ATTEND
          NOTE AT LEFT   _____     THE MEETING_____

NOTE: Please sign exactly as your name(s) appear. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:______________________________Date_____________

Signature:______________________________Date_____________

            [END OF REVERSE SIDE OF PROXY CARD]